Exhibit 99-3

     UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

     Gannett Co., Inc. ("Gannett") previously reported in its Form 8-K dated July 3, 2000, that it had entered into an agreement and plan of merger to acquire Central Newspapers, Inc. ("Central"). On August 1, 2000, Gannett announced that it had completed its cash tender offer for the outstanding Class A Common Stock and Class B Common Stock of Central and had assumed control of Central's operations.

     The accompanying unaudited pro forma condensed combined balance sheet presents the financial position of Gannett and Central as of June 25, 2000, assuming that the acquisition of Central occurred as of that date. Such pro forma information is based on the historical balance sheets of Gannett and Central at June 25, 2000.

     As required by Rule 11-02 of Regulation S-X, the unaudited pro forma condensed combined statements of income have been prepared assuming that the proposed merger occurred as of the beginning of the period presented. The unaudited condensed combined statements of income reflect the historical results of operations for Gannett and Central for their 52 week periods ended December 26, 1999, and 26 week periods ended June 25, 2000.

     The unaudited pro forma condensed combined financial statements give effect to certain pro forma adjustments which are described in the notes to these statements. The unaudited pro forma condensed combined financial statements do not reflect any operating synergies anticipated by Gannett as a result of the acquisition.

     The unaudited pro forma condensed combined results are presented for informational purposes only and are not necessarily indicative of the results of operations or financial position which would have been achieved had the transaction been completed as of the beginning of the period presented, nor is it necessarily indicative of Gannett's future results of operations or financial position.

     The purchase method of accounting has been used in the preparation of the unaudited pro forma financial information and the purchase price allocation is preliminary. The final allocation will be based on a complete evaluation of the assets acquired and liabilities assumed. Accordingly, the information presented herein may differ from the final purchase price allocation.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements of Gannett and Central, including the related notes thereto.

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
                                                                   EXHIBIT 99-3


Gannett Co., Inc.
Unaudited Pro Forma Condensed Combined Balance Sheet
June 25, 2000
(in thousands of dollars)
                                                               Central          Pro forma         Pro forma
                                         Gannett Co., Inc.  Newspapers, Inc.   adjustments        combined
ASSETS
 Current assets
   Cash and marketable securities         $   317,655       $    21,912                        $   339,567
   Accounts receivable, net                   779,393            81,819                            861,212
   Inventories                                102,325             9,525                            111,850
   Prepaid expenses and other
     current assets                            84,316            16,024                            100,340
                                          -----------       -----------        -----------     -----------
 Total current assets                       1,283,689           129,280                          1,412,969

 Property, plant and equipment, net         2,029,106           278,306                          2,307,412
 Excess of acquisition cost over the
   value of assets acquired, net,
   and other assets                         5,611,373           228,572        $ 2,595,118 (1)   8,435,063
                                          -----------       -----------        -----------     -----------
Total assets                              $ 8,924,168       $   636,158        $ 2,595,118     $12,155,444
                                          ===========       ===========        ===========     ===========

LIABILITIES AND SHAREHOLDERS'
EQUITY
 Current liabilities
   Short-term bank debt and notes payable                   $   209,233        $  (209,233)(2)
   Accounts payable and current portion of
     film contracts payable               $   390,125            27,169                        $   417,294
   Accrued expenses and other current
     liabilities                              364,753            63,920             72,927 (3)     506,574
                                                                                     4,974 (4)
   Dividends payable                           55,560             4,974             (4,974)(4)      55,560
   Income taxes                               178,796             2,293            (20,747)(5)     160,342
                                          -----------       -----------        -----------     -----------
 Total current liabilities                    989,234           307,589           (157,053)      1,139,770

 Deferred income taxes                        326,932            29,489                            356,421
 Long-term debt                             2,350,107                            2,932,589 (6)   5,282,696
 Postretirement and other long-term
   liabilities                                558,465            99,742                            658,207
 Redeemable preferred stock issued by
   subsidiary                                                    18,920                             18,920
 Total shareholders' equity                 4,699,430           180,418           (180,418)(7)   4,699,430
                                          -----------       -----------        -----------     -----------
Total liabilities and shareholders'
 equity                                   $ 8,924,168       $   636,158        $ 2,595,118     $12,155,444
                                          ===========       ===========        ===========     ===========

For comparability, Central Newspaper, Inc.'s results have been reclassified to conform with
Gannett's presentation.

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

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

Gannett Co., Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
Twenty-six weeks ended June 25, 2000
(in thousands of dollars, except per share data)

                                                               Central          Pro forma         Pro forma
                                         Gannett Co., Inc.  Newspapers, Inc.   adjustments        combined

Revenues
  Newspapers advertising                 $   1,830,684      $     294,334                       $  2,125,018
  Newspaper circulation                        531,227             77,784                            609,011
  Television                                   372,202                                               372,202
  All other                                    120,530             28,336                            148,866
                                         -------------      -------------      ------------     ------------
Total revenues                               2,854,643            400,454                          3,255,097

Operating expenses
  Cost of sales and operating expenses,
    exclusive of depreciation                1,416,351            237,077                          1,653,428
  Selling, general and administrative
    expenses, exclusive of depreciation        463,270             59,269                            522,539
  Depreciation                                  93,678             22,925                            116,603
  Amortization of intangible assets             69,145              3,044      $     30,387 (1)      102,576
  Gain on sale of subsidiary                                      (34,154)                           (34,154)
                                         -------------      -------------      ------------     ------------
Total operating expenses                     2,042,444            288,161            30,387        2,360,992
                                         -------------      -------------      ------------     ------------
Operating income                               812,199            112,293           (30,387)         894,105

Non-operating income (expense)
  Interest (expense), net of
    interest income                            (42,841)            (8,260)            8,260 (2)     (130,744)
                                                                                    (87,903)(3)
  Other                                          6,621             (6,094)                               527
                                         -------------      -------------      ------------     ------------
Total                                          (36,220)           (14,354)          (79,643)        (130,217)
                                         -------------      -------------      ------------     ------------
Income before income taxes                     775,979             97,939          (110,030)         763,888
Provision for income taxes                     307,200             37,865           (31,061)(4)      314,004
                                         -------------      -------------      ------------     ------------
Income from continuing operations        $     468,779      $      60,074      $    (78,969)    $    449,884
                                         =============      =============      ============     ============
Income from continuing
  operations per share - basic                   $1.74                                                 $1.67
                                                 =====                                                 =====

Income from continuing
  operations per share - diluted                 $1.73                                                 $1.66
                                                 =====                                                 =====
For comparability, Central Newspapers, Inc.'s results have been reclassified to conform with
Gannett's presentation.

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

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

Gannett Co., Inc.
Unaudited Pro Forma Condensed Combined Statement of Income
Year ended December 26, 1999
(in thousands of dollars, except per share data)

                                                               Central          Pro forma         Pro forma
                                         Gannett Co., Inc.  Newspapers, Inc.   adjustments        combined

Revenues
  Newspapers advertising                 $   3,292,894      $     599,087                      $    3,891,981
  Newspaper circulation                      1,022,520            153,451                           1,175,971
  Television                                   728,642                                                728,642
  All other                                    216,134             51,552                             267,686
                                         -------------      -------------      -------------   --------------
Total revenues                               5,260,190            804,090                           6,064,280

Operating expenses
  Cost of sales and operating expenses,
    exclusive of depreciation                2,608,469            465,754                           3,074,223
  Selling, general and administrative
    expenses, exclusive of depreciation        808,529            116,438                             924,967
  Depreciation                                 169,460             44,746                             214,206
  Amortization of intangible assets            110,631              6,424      $     60,439 (1)       177,494
  Gain on sale of subsidiary                                      (32,718)                            (32,718)
                                         -------------      -------------      -------------   --------------
Total operating expenses                     3,697,089            600,644            60,439         4,358,172
                                         -------------      -------------      -------------   --------------
Operating income                             1,563,101            203,446           (60,439)        1,706,108
                                         -------------      -------------      -------------   --------------

Non-operating income (expense)
  Interest (expense), net of
    interest income                            (88,880)           (15,312)           15,312 (2)      (239,128)
                                                                                   (150,248)(3)
  Other                                         52,966              4,604                              57,570
                                         -------------      -------------      ------------    --------------
Total                                          (35,914)           (10,708)         (134,936)         (181,558)
                                         -------------      -------------      ------------    --------------
Income before income taxes                   1,527,187            192,738          (195,375)        1,524,550
Provision for income taxes                     607,800             77,095           (52,625)(4)       632,270
                                         -------------      -------------      ------------    --------------
Income from continuing operations        $     919,387      $     115,643      $   (142,750)   $      892,280
                                         =============      =============      ============    ==============

Income from continuing
  operations per share - basic                   $3.29                                                  $3.20
                                                 =====                                                  =====
Income from continuing
  operations per share - diluted                 $3.26                                                  $3.17
                                                 =====                                                  =====

For comparability, Central Newspapers, Inc.'s results have been reclassified to conform with Gannett's presentation.

See accompanying notes to Unaudited Pro Forma Condensed Combined Financial Statements.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
STATEMENTS

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the acquisition of Central for an aggregate price of approximately $2.6 billion plus the assumption of approximately $394 million of liabilities and transaction-related costs, including $206 million of Central's long-term debt.

The unaudited pro forma condensed combined balance sheet presents the financial position of Gannett and Central as of June 25, 2000, assuming that the transaction occurred as of that date. Such pro forma information is based on the historical balance sheets of Gannett and Central as of June 25, 2000.

As required by Rule 11-02 of Regulation S-X, the unaudited pro forma condensed combined statements of income assumes that the transaction occurred as of the beginning of the period presented. The unaudited pro forma condensed combined statements of income reflects Gannett and Central's historical results of operations for the 52 weeks ended December 26, 1999, and the 26 weeks ended June 25, 2000.

The company believes that the assumptions used in preparing the unaudited pro forma condensed combined financial statements provide a reasonable basis for presenting all of the significant effects of the acquisition (other than any operating synergies anticipated by Gannett) and that the pro forma adjustments give effect to those assumptions in the unaudited pro forma condensed combined financial statements.

Note 2 - Pro Forma Adjustments

A. Pro forma adjustments to the unaudited condensed combined balance sheet at June 25, 2000, are made to reflect the following:

(1) Adjustment to record the excess of acquisition cost over the fair value of net assets acquired (goodwill). For purposes of the unaudited pro forma condensed combined statement of income, goodwill is being amortized over forty years.

(2)  The refinancing of Central's current debt with long-term debt by Gannett.

(3) The accrual of estimated acquisition-related expenses incurred by Gannett and Central.

(4)  The reclassification of Central's dividends payable to accrued expenses.

(5) Income tax adjustments in respect of transaction related costs (see #3 above) that are tax-deductible.

(6) The issuance of commercial paper by Gannett to finance the purchase price, including the refinancing of Central's current debt (see #2 above).

(7)  The elimination of the shareholders' equity accounts of Central.

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B.   Pro forma adjustments to the December 26, 1999, unaudited condensed combined income statement are made to reflect the following:

(1) Amortization expense on the estimated excess of acquisition cost over fair value of assets, assuming a useful life of forty years.

(2)  The elimination of Central's interest expense (see #3 below).

(3) Gannett's pro forma interest expense on amount assumed borrowed for consideration paid ($2.70 billion) and Central average 1999 debt ($0.24 billion). The rate used to calculate interest expense, 5.2%, is based on the weighted average rate paid by Gannett for commercial paper in 1999.

(4) To adjust consolidated tax provisions for tax effects of the acquisition, taking into account non-deductible goodwill amortization.


C. Pro forma adjustments to the June 25, 2000, unaudited condensed combined income statement are made to reflect the following:

(1) Amortization expense on the estimated excess of acquisition cost over fair value of assets, assuming a useful life of forty years.

(2)  The elimination of Central's interest expense (see #3 below).

(3) Gannett's pro forma interest expense on amount assumed borrowed for consideration paid ($2.70 billion) and Central average 2000 debt ($0.22 billion). The rate used to calculate interest expense, 6.13%, is based on the weighted average rate paid by Gannett for commercial paper in the twenty-six week period ended June 25, 2000.

(4) To adjust consolidated tax provisions for tax effects of the acquisition, taking into account the non-deductible goodwill amortization.

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